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                                                                     EXHIBIT 5.1
                                November 14, 2002

T-3 Energy Services, Inc.
13111 Northwest Freeway, Suite 500
Houston, Texas 77040

         Re: T-3 ENERGY SERVICES, INC. REGISTRATION STATEMENT ON FORM S-8; 2002 STOCK INCENTIVE PLAN

         Gentlemen:

         We have acted as counsel to T-3 Energy Services, a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 1,000,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable pursuant to the Company's 2002 Stock Incentive Plan, as amended and restated effective July 30, 2002 (the "Incentive Plan").

         We have examined the Incentive Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Incentive Plan be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ PORTER & HEDGES, L.L.P.

                                     PORTER & HEDGES, L.L.P.